Exhibit 8.1

The Atlantic Building

950 F Street, NW

Washington, DC 20004-1404

202-239-3300  |  Fax: 202-239-3333

January 21, 2021

Duke Realty Corporation

Duke Realty Limited Partnership

600 East 96th Street, Suite 100

Indianapolis, IN 46240

Re:	Duke Realty Limited Partnership – Issuance of $450,000,000 Aggregate
Principal Amount of 1.750% Senior Notes Due 2031 (the “Notes”)

Ladies and Gentlemen:

We have represented Duke Realty Corporation, an Indiana corporation (the “Company”), and Duke Realty Limited Partnership, an Indiana limited partnership (the “Operating Partnership”), in connection with the Operating Partnership’s issuance of the Notes.

You have requested our opinion as to (i) the qualification of the Company as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) the accuracy of the discussion of U.S. federal income tax considerations contained under the caption “Federal Income Tax Considerations” in the Base Prospectus (as defined below), as superseded by the discussion contained under the caption “Material U.S. Federal Income Tax Considerations” in Exhibit 99.1 to the Company’s Form 10-K for the year ended December 31, 2019, and as supplemented by the statements contained in the Final Prospectus Supplement (as defined below) under the heading “Supplemental Material Federal Income Tax Considerations.”

In connection with this opinion, we have made such legal and factual inquiries as we have deemed necessary or appropriate, including examination of the Operating Partnership’s Registration Statement on Form S-3 (Registration Statement No. 333-224538-01), filed with the Securities and Exchange Commission (the “Commission”) on April 30, 2018 (as amended and supplemented from time to time and including the documents incorporated by reference therein, the “Registration Statement”), which includes the Operating Partnership’s base prospectus dated and filed with the Commission on April 30, 2018 (the “Base Prospectus”), the Operating Partnership’s preliminary prospectus supplement, dated and filed with the Commission on January 11, 2021, pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (the “1933 Act”), and the Operating Partnership’s final prospectus supplement, dated January 11, 2021, and filed

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with the Commission on January 12, 2021, pursuant to Rule 424(b)(5) under the 1933 Act (the “Final Prospectus Supplement,” and, together with the Base Prospectus and the documents incorporated by reference therein, the “Prospectus”). In addition, the Company has provided us with, and we are relying upon, a certificate containing certain factual representations and covenants of officers of the Company (the “Officer’s Certificate”) relating to, among other things, the actual and proposed operations of the Company and the entities in which it holds direct or indirect interests. For purposes of our opinion, however, we have not made an independent investigation of the facts, representations and covenants set forth in the Officer’s Certificate, the Prospectus, or in any other document. In particular, we note that the Company and the Operating Partnership may engage in transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. We have assumed and relied on the representations that the information presented in the Officer’s Certificate and the Prospectus accurately and completely describe all material facts relevant to our opinion. We have assumed that such statements, representations and covenants are true without regard to any qualification as to knowledge or belief. We are not, however, aware of any facts inconsistent with the representations contained in the Officer’s Certificate or the facts in the above referenced documents. Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officer’s Certificate may affect our conclusions set forth herein.

In rendering the opinion set forth herein, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject, in all respects, to the assumptions, qualifications and limitations set forth in this opinion letter, it is our opinion that:

(i)    Commencing with its taxable year ended December 31, 1999, the Company has been organized, and has operated, in conformity with the requirements for qualification and taxation of the Company as a REIT under the Code, and the present and proposed method of operation (as described in the Prospectus and the Officer’s Certificate) of the Company will permit the Company to continue to so qualify.

(ii)    The statements in the Base Prospectus under the caption “Federal Income Tax Considerations,” as superseded by the statements in Exhibit 99.1 to the Company’s Form 10-K for the year ended December 31, 2019 under the caption “Material U.S. Federal Income Tax Considerations,” and as supplemented by the statements in the Final Prospectus Supplement under the heading “Supplemental Material Federal Income Tax Considerations,” to the extent that they constitute matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, are correct in all material respects.

The Company’s qualification as a REIT depends on the Company’s ongoing satisfaction of the various requirements under the Code and described in the Base Prospectus under the caption “Federal Income Tax Considerations,” as superseded by the discussion contained under the caption “Material U.S. Federal Income Tax Considerations”

in Exhibit 99.1 to the Company’s Form 10-K for the year ended December 31, 2019, relating to, among other things, the nature of the Company’s gross income, the composition of the Company’s assets, the level of distributions to the Company’s shareholders, and the diversity of the Company’s ownership. Alston & Bird LLP will not review the Company’s compliance with these requirements on a continuing basis. No assurances can be given that the Company will satisfy these requirements.

An opinion of counsel merely represents counsel’s best judgment with respect to the probable outcome on the merits and is not binding on the Internal Revenue Service or the courts. There can be no assurance that positions contrary to our opinion will not be taken by the Internal Revenue Service or that a court considering the issues would not hold contrary to such opinion.

The opinions expressed herein are given as of the date hereof and are based upon the Code, the Treasury regulations promulgated thereunder, current administrative positions of the Internal Revenue Service, and existing judicial decisions, any of which could be changed at any time, possibly on a retroactive basis. Any such changes could adversely affect the opinions rendered herein. In addition, as noted above, our opinions are based solely on the documents that we have examined and the representations that have been made to us, and cannot be relied upon if any of the facts contained in such documents or in such additional information is, or later becomes, inaccurate or if any of the representations made to us is, or later becomes, inaccurate. Finally, our opinion is limited to the U.S. federal income tax matters specifically covered herein, and we have not opined on any other tax consequences to the Company or any other person, and we express no opinion with respect to other federal laws, the laws of any other jurisdiction, the laws of any state or as to any matters of municipal law or the laws of any other local agencies within any state.

This opinion letter is provided to you for your use solely in connection with the offering of the Notes and may not be used, circulated, quoted or otherwise referred to or relied upon by any other person or for any other purpose without our express written consent or used in any other transaction or context. No opinion other than that expressly contained herein may be inferred or implied. This opinion letter is rendered as of the date hereof and we make no undertaking, and expressly disclaim any duty, to supplement or update this opinion letter, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion.

We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement (or to the filing of this opinion as Exhibit 8.1 to a Current Report on Form 8-K, which will be incorporated by reference into the Registration Statement, as appropriate), and to the reference to this firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not hereby admit that we are an “expert” within the meaning of the 1933 Act.

Very truly yours,

/s/ Alston & Bird LLP

ALSTON & BIRD LLP